Exhibit 10.1
AMENDMENT AGREEMENT
     AMENDMENT AGREEMENT, dated August 13, 2007 (this “Agreement”), is among Zila, Inc., a Delaware corporation (the “Company”), Visium Balanced Offshore Fund, Ltd., Visium Balanced Fund, LP, Visium Long Bias Offshore Fund, Ltd. and Visium Long Bias Fund, LP (the “Visium Entities”), Atlas Master Fund, Ltd. (“Atlas”) and Balyasny Asset Management, L.P. (“BAM” and, collectively with the Visium Entities and Atlas, the “Investors”).
W I T N E S S E T H:
     WHEREAS, the Company entered into a Purchase Agreement, dated as of November 13, 2006 (the “Note Purchase Agreement”), with the investors party thereto pursuant to which, among other things, the Company issued (i) an aggregate of 9,100,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) $12,075,000 in aggregate principal amount of the Company’s 12% Convertible Notes (the “Convertible Notes”) convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $1.75, (iii) Warrants (the “Initial Warrants”) to acquire an aggregate of up to 5,403,000 shares of Common Stock at an exercise price of $2.21 per share and (iv) Warrants (the “Additional Warrants”) to acquire an aggregate of up to 3,105,000 shares of Common Stock at an exercise price of $2.21 per share; and
     WHEREAS, pursuant to the terms of the Note Purchase Agreement, the Visium Entities acquired (i) $5,000,000.25 in aggregate principal amount of the Convertible Notes, (ii) Initial Warrants to acquire an aggregate of 428,569 shares of Common Stock and (iii) Additional Warrants to acquire an aggregate of 1,285,712 shares of Common Stock; and
     WHEREAS, in connection with the Note Purchase Agreement, the Company entered into a Registration Rights Agreement, dated as of November 28, 2006 (the “Note Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to provide certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Convertible Notes (the “Note Conversion Shares”) and the shares of Common Stock issuable upon the exercise of the Initial Warrants and the Additional Warrants (the “Note Warrant Shares”) with the Securities and Exchange Commission (the “Commission”) for resale pursuant to the Securities Act of 1933, as amended (the “Securities Act”); and
     WHEREAS, the Company entered into a Purchase Agreement, dated as of November 13, 2006 (the “Secured Note Purchase Agreement”), with the investors party thereto pursuant to which, among other things, the Company issued (i) an aggregate of $12,000,001.20 in principal amount of the Company’s 6% Senior Secured Convertible Notes (the “Secured Notes”) convertible into shares of Common Stock at a conversion price of $2.20 and (ii) Warrants (the “Secured Note Warrants”) to acquire an aggregate of up to 1,909,089 shares of Common Stock at an exercise price of $2.21 per share; and
     WHEREAS, pursuant to the terms of the Secured Note Purchase Agreement, (A) the Visium Entities acquired (i) $7,500,000.20 in aggregate principal amount of the Secured Notes and (ii) Secured Note Warrants to acquire an aggregate of 1,193,180 shares of Common Stock and (B) Atlas acquired (i) $4,500,001 in aggregate principal amount of the Secured Notes and (ii) Secured Note Warrants to acquire an aggregate of 715,909 shares of Common Stock; and
     WHEREAS, in connection with the Secured Note Purchase Agreement, the Company entered into a Registration Rights Agreement, dated as of November 28, 2006 (the “Secured Note Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to provide certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Secured Notes (the “Secured Note Conversion Shares”) and the shares of Common Stock issuable upon the exercise of the Secured Note Warrants (the “Secured Note Warrant Shares”) with the Commission for resale pursuant to the Securities Act; and
     WHEREAS, effective December 14, 2006, the Convertible Notes converted into an aggregate of 6,900,000 shares of Common Stock; and
     WHEREAS, as of the date hereof, the Company has not registered the Note Conversion Shares, the Additional Warrant Shares, the Secured Note Shares or the Secured Warrant Shares beneficially owned by the Visium Entities and Atlas for resale under the Securities Act; and
     WHEREAS, certain disputes have arisen among the Company and the Investors regarding such failure; and
     WHEREAS, the parties hereto believe it is in their respective best interest to settle such disputes as provided herein.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:
     Section 1. Equity Repurchase. At the Closing (as defined below), the Company shall repurchase from the Visium Entities an aggregate of 932,832 Note Conversion Shares in exchange for $1,249,994.88. The Note Conversion Shares to be repurchased pursuant to this Section 1 are hereinafter referred to as the “Repurchased Shares”. The Repurchased Shares shall be allocated among the Visium Entities as they may determine in their sole discretion. The Investors hereby irrevocably waive any Event of Default that might be deemed to have occurred under the Secured Notes as a result of the repurchase of the Repurchased Shares or the other transactions contemplated hereby.
     Section 2. Warrant Repurchase. At the Closing (as defined below), the Company shall repurchase from the Visium Entities and Atlas a total of 227,270 Secured Note Warrants in exchange for $149,998.20 in cash. The Secured Note Warrants to be repurchased pursuant to this Section 2 are hereinafter referred to as the “Repurchased Warrants”. The Repurchased Warrants shall be allocated among the Visium Entities and Atlas as they may determine in their sole discretion. The Investors hereby irrevocably waive any Event of Default that might be deemed to have occurred under the Secured Notes as a result of the repurchase of the Repurchased Warrants.

     Section 3. Note Amendment. Effective at the Closing, the Secured Notes shall be amended and restated as provided in Exhibit A attached hereto (the “Amended and Restated Notes”) (the “Note Amendment”). The Investors hereby irrevocably consent to the Note Amendment. No later than the date of the Closing (the “Closing Date”), the Visium Entities and Atlas shall surrender their Secured Notes to the Company for cancellation. In exchange therefor, on the Closing Date the Company shall issue the Amended and Restated Notes to the Visium Entities and Atlas in the respective principal amounts specified in the Secured Notes being surrendered. The Amended and Restated Notes shall be secured by all of the assets of the Company as specified in the existing Pledge and Security Agreement, dated as of November 28, 2006, among the Company, certain subsidiaries of the Company and BAM, as collateral agent.
     Section 4. Registration Rights.
     (a) Effective at the Closing, the Note Registration Rights Agreement and the Secured Note Registration Statement shall be terminated with respect to the Visium Entities and Atlas only. Promptly following the date hereof, the Company shall use its commercially reasonable best efforts to persuade the Commission that the registration of the shares of Common Stock issued or issuable to the Investors as a result of the transactions described above (as amended by this Agreement) (collectively, the “Registrable Securities”) is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter” with respect thereto. The Visium Entities and Atlas shall have the right to participate or have their counsel participate in any meetings or discussions with the Commission regarding the Commission’s position and to comment or have their counsel comment on any written submission made to the Commission with respect thereto. No such written submission shall be made to the Commission to which counsel for the Visium Entities or Atlas reasonably objects. The Company shall pay the fees and disbursements of Lowenstein Sandler PC incurred in connection with this Section 4 upon demand subject to an aggregate cap of $35,000.
     (b) Upon a final determination by the Commission, the Company shall notify the Investors of such determination. The date of such determination is hereinafter referred to as the “Restriction Termination Date.” On the Restriction Termination Date, except as provided below, the new Registration Rights Agreement in the form of Exhibit B attached hereto (the “New Registration Rights Agreement”), shall become effective.
     (c) In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 4, the Commission takes the position that all or some portion of the Registrable Securities and the SF Shares (as defined in the New Registration Rights Agreement) may not be registered immediately without naming the holders as underwriters, notwithstanding the provisions of the New Registration Rights Agreement, the Company shall not be obligated to register the Registrable Securities and/or SF Shares which the Commission has determined may not be registered without naming the holders as underwriters (the “Cut Back Shares”) unless and until such time as the Commission determines otherwise; provided, however, that the Company will not be obligated to register any Cut Back Shares which are then eligible to be sold by the holder of such shares under Rule 144(k). In no event shall the Company shall agree to name any Visium Entity or Atlas as an “underwriter” in a Registration Statement without their prior written consent. Any cut-back imposed on the

Registrable Securities and the SF Shares pursuant to this Section 4(c) shall be allocated among the Visium Entities, Atlas and SF on a pro rata basis unless the Commission otherwise provides. Any cut-back imposed on the Visium Entities and Atlas pursuant to this Section 4(c) shall be allocated among the Visium Entities and Atlas on a pro rata basis and shall be allocated to the Investor Shares or the PIK Shares (as defined in the Amended and Restated Notes) as the Visium Entities and Atlas may determine in their sole discretion, unless the Commission otherwise requires or provides. For purposes of the New Registration Rights Agreement, the Restriction Termination Date shall not be deemed to have occurred with respect to any Cut Back Shares until such time, if any, as the Company is able to register such Cut Back Shares.
     (d) In the event that the provisions of Section 4(c) become applicable, the Company shall continue to use commercially reasonable efforts to effect the registration of all Cut Back Shares as promptly as possible.
     Section 5. Amendment Fee. At the Closing, the Company shall pay to the Visium Entities and Atlas an amendment fee of $600,000 (the “Amendment Fee”). The Amendment Fee shall be paid by wire transfer of immediately available funds to one or more accounts specified by the Visium Entities and Atlas. The Amendment Fee shall be allocated among the Visium Entities and Atlas as they may determine in their sole discretion.
     Section 6. Termination of Side Letter. Effective as of the Closing, the side letter, dated November 28, 2006, by and between the Company and BAM shall be terminated and of no further force and effect.
     Section 7. Waiver of Antidilution Rights. Effective as of the Closing, each of the Investors hereby irrevocably waive any right they may have pursuant to Section 4 of the Amended and Restated Note and Section 8 of the Initial Warrants, the Additional Warrants and/or the Secured Note Warrants, as applicable, to an adjustment of the Warrant Price thereof as a result of the transactions contemplated hereby, including, without limitation, the issuance of any PIK Shares (as defined in the New Notes) (the “Antidilution Waiver”). Notwithstanding the foregoing, the Antidilution Waiver shall not be effective with respect to the Initial Warrants or the Additional Warrants, as applicable, unless and until the Company obtains the written consent of the Majority Holders of each of the Initial Warrants and the Additional Warrants, as applicable, in accordance with Section 22 of each of such Warrants. Promptly following the date hereof, the Company shall use its commercially reasonable best efforts to obtain the consent of such Majority Holders to the Antidilution Waiver.
     Section 8. Mutual Releases.
     (a) Effective as of the Closing Date, the Company, on its own behalf and on behalf of its affiliates, parents, subsidiaries, predecessors, successors, assigns, legal representatives and any and all persons or entities claiming by or through any of them (the “Company Parties”), hereby releases and forever discharges each of the Investors and their respective partners, stockholders, members, managers, investment advisers, directors, officers, employees, agents and representatives, and any and all persons or entities claiming by or through any of them (collectively, the “Investor Released Persons”) of and from any and all manner of actions, causes of action, suits, account reckonings, covenants, agreements, damages, judgments, claims and demands whatsoever, at law or in equity, whether known or unknown, contingent or matured, and whether currently existing or hereafter arising, which the Company Parties ever had, now have or may hereafter have (collectively, “Claims”) against the Investor Released Persons arising on or prior to the Closing Date; provided, however, that this release shall not cover any Claims any of the Company Parties may have against any of the Investor Released Persons (i) under this Agreement and the other Transaction Documents and (ii) to the extent arising from any fraudulent act or omission (including violations of Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 10b-5 thereunder) by any Investor Released Person not known to the Company Parties on the date hereof. None of the Company Parties shall institute any action, claim or complaint of whatever kind or nature in any federal, state or local court or other governmental agency or administrative tribunal relating to any Claim which has been released hereby or any contract, agreement, understanding or arrangement that has been canceled hereby.
     (b) Each of the Investors, on their own behalf and on behalf of their respective partners, stockholders, members, managers, investment advisers, directors, officers, employees, agents and representatives, and any and all persons or entities claiming by or through any of them (the “Investor Parties”), hereby release and forever discharge the Company and its affiliates, parents, subsidiaries, predecessors, successors, assigns, legal representatives and any and all persons or entities claiming by or through any of them (collectively, the “Company Released Persons”) of and from any and all Claims against the Company Released Persons arising on or prior to the Closing Date; provided, however, that this release shall not cover any Claims any of the Investor Parties may have against any of the Company Released Persons (i) under this Agreement and the other Transaction Documents and (ii) to the extent arising from any fraudulent act or omission (including violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder) by any Company Released Person not known to the Investor Parties on the date hereof. None of the Investor Parties shall institute any action, claim or complaint of whatever kind or nature in any federal, state or local court or other governmental agency or administrative tribunal relating to any Claim which has been released hereby or any contract, agreement, understanding or arrangement that has been canceled hereby.
     Section 9. Company Representations. The Company hereby represents and warrants to each of the Investors as follows:
     (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement, the Amended and Restated Notes and the New Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate action. Each of the Transaction Documents has been, or on the Closing Date will be, duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
     (b) Neither the execution and delivery of this Agreement and the other Transaction Documents by the Company nor the performance by the Company of its obligations hereunder and thereunder will (i) contravene any provision contained in the Certificate of Incorporation or Bylaws of the Company, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any material contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which the Company is a party or by which the Company is bound or to which any of its assets or properties are subject, (iii) result in the creation or imposition of any material lien, claim, charge, mortgage, pledge, security interest, equity, restriction or other encumbrance (collectively, “Encumbrances”) on any of the assets or properties of the Company or any subsidiary, or (iv) result in the acceleration of, or permit any person to accelerate or declare due and payable prior to its stated maturity, any obligation of the Company or any subsidiary.
     (c) No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby by the Company.
     (d) The shares of Common Stock issuable upon the conversion of the Amended and Restated Notes (the “New Conversion Shares”) have been duly authorized and reserved for issuance and upon issuance thereof upon the due conversion of the Amended and Restated Notes, the New Conversion Shares shall be validly issued, fully paid and nonassessable and subject to no Encumbrance, except those imposed generally by applicable securities laws
     Section 10. Investor Representations. Each of the Investors hereby, severally and not jointly, represents and warrants to the Company (as to itself only) as follows:
     (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has full power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate, partnership or limited liability company action, as applicable. Each of the Transaction Documents to which it is a party has been, or on the Closing Date will be, duly authorized, executed and delivered by it and constitutes its valid and binding agreement, enforceable against it in accordance with its terms.
     (b) Neither the execution and delivery of this Agreement and the other Transaction Documents by it nor the performance by it of its obligations hereunder and thereunder will (i) contravene any provision contained in its organizational documents, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any material contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which it is a party or by which it is bound or to which any of its assets or properties are subject, or (iii) result in the creation or imposition of any material Encumbrances on the Secured Notes, the Repurchased Shares or the Repurchased Warrants held by it.

     (c) No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby by it.
     (d) It is the legal owner of the Secured Notes, Repurchased Shares and/or Repurchased Warrants held by it free and clear of any Encumbrances, except those created pursuant to the Note Purchase Agreement, the Secured Note Purchase Agreement, the Note Registration Rights Agreement and the Secured Note Registration Rights Agreement and those imposed generally by applicable securities laws. There are no voting trust arrangements, shareholder agreements or other agreements granting any option, warrant, proxy or right of first refusal with respect to the Secured Notes, Repurchased Shares and/or Repurchased Warrants held by it to any person or entity. It has the absolute and unrestricted right, power and capacity to sell the Repurchased Shares and the Repurchased Warrants to the Company as contemplated hereby free and clear of any Encumbrances (except for restrictions imposed generally by applicable securities laws).
     Section 11. Conditions to Closing; Termination.
     (a) The obligations of each of the Investors hereunder are subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by it (as to itself only):
          (i) The representations and warranties made by the Company in Section 9 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 9 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
          (ii) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.
          (iii) The Company shall have executed and delivered the New Registration Rights Agreement and the Security Agreement.
          (iv) The Company shall have paid the Amendment Fee as provided herein.

          (v) The Company shall have repurchased the Repurchased Shares and the Repurchased Warrants as provided herein.
          (vi) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or by the other Transaction Documents.
          (vii) No stop order or suspension of trading shall have been imposed by Nasdaq, the Commission or any other governmental or regulatory body with respect to public trading in the Common Stock.
     (b) The obligations of the Company hereunder are subject to the fulfillment to the Company’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by it:
          (i) The representations and warranties made by the Investors in Section 10 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.
          (ii) The Investors party thereto shall have executed and delivered the New Registration Rights Agreement.
          (iii) The Investors shall have delivered to the Company (i) the certificates representing the Repurchased Shares and (ii) the Repurchased Warrants, in each case accompanied by such executed stock powers or other transfer documents reasonably requested by the Company.
     (c) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:
          (i) Upon the mutual written consent of the Company and the Investors;
          (ii) By the Company if any of the conditions set forth in Section 11(b) shall have become incapable of fulfillment, and shall not have been waived by the Company;
          (iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 11(a) shall have become incapable of fulfillment, and shall not have been waived by the Investor; or
          (iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to August 20, 2007;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.
     (d) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 11, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 11 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.
     Section 12. Closing. The Closing shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, no later than the second Business Day after the conditions to Closing set forth herein have been satisfied or waived, to the extent permitted by applicable law, or at such other location and on such other date as the Company and the Investors shall mutually agree.
     Section 13. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents. In the event that at any time hereafter any further action is necessary to carry out the purposes of this Agreement, the parties hereto shall take all such action without any further consideration therefor.
     Section 14. Equitable Remedies. Each of the parties hereto acknowledges that the other parties hereto would suffer immediate and irreparable harm for which an adequate remedy would not be available at law as a result of any breach of this Agreement. Accordingly, in the event of any breach, or threatened breach, of the provisions of this Agreement, each party hereto shall be entitled to an order of specific performance or other injunctive relief against the breaching party in addition to any other rights and remedies to which they may be entitled, whether at law or in equity, and each party hereby irrevocably and unconditionally consents to the entry of an order providing such relief in the event of any breach or threatened breach of the terms hereof by such party. No party shall be required to post any bond or other security in connection with any such action for specific performance or other injunctive relief.
     Section 15. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     Section 16. Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.
     Section 17. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     Section 18 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:
If to the Company:
Zila, Inc.
5227 North 7th Street
Phoenix, Arizona 85014-2800
Attention: Frank Bellizzi
Fax: (602) 230-8418
If to the Investors:
to the addresses set forth on the signature pages hereto.
     Section 19. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith except that the Company shall pay the reasonable fees and expenses of Lowenstein Sandler PC not to exceed $35,000. Such expenses shall be paid not later than the Closing. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements for one counsel on behalf of the Investors, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents requested by the Company. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.
     Section 20. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.
     Section 21. Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except that the Company may issue a press release describing the terms of the Transaction Documents; provided that the Visium Entities shall have the right to comment on such release prior to its publication. Notwithstanding the foregoing, the Investors acknowledge that the Company shall be permitted to file a Current Report on Form 8-K to report the transactions contemplated by the Transaction Documents if the Company determines that such filing is necessary or advisable to comply with its reporting obligations under applicable securities laws.
     Section 22. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
     Section 23. Entire Agreement. This Agreement, including the Exhibits, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
     Section 24. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
     Section 25. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection herewith and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Company or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
     Section 26. No Strict Construction. Each of the parties hereto acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.
[signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ZILA, INC.

By:	/s/ Gary V. Klinefelter

Name:	Gary V. Klinefelter
Title:	Vice President and Secretary

ATLAS MASTER FUND, LTD.

By:	/s/ Scott Schroeder

Name:	Scott Schroeder
Title:	Authorized Signatory

Address for Notice:

Balyasny Asset Management, L.P. 181 West Madison Suite 3600 Chicago, Illinois 60602

BALYASNY ASSET MANAGEMENT, L.P.

By:	/s/ Scott Schroeder

Name:	Scott Schroeder
Title:	Authorized Signatory

Address for Notice:

Balyasny Asset Management, L.P. 181 West Madison Suite 3600 Chicago, Illinois 60602

VISIUM BALANCED OFFSHORE FUND, LTD.

By:	/s/ Mark Gottlieb

Name:	Mark Gottlieb
Title:	CCO

Address for Notice:

Visium Asset Management, LLC 950 Third Avenue New York, New York 10022

VISIUM LONG BIAS FUND, LP

By:	/s/ Mark Gottlieb

Name:	Mark Gottlieb
Title:	CCO

Address for Notice:

Visium Asset Management, LLC 950 Third Avenue New York, New York 10022

VISIUM LONG BIAS OFFSHORE FUND, LTD.

By:	/s/ Mark Gottlieb

Name:	Mark Gottlieb
Title:	CCO

Address for Notice:

Visium Asset Management, LLC 950 Third Avenue New York, New York 10022

VISIUM BALANCED FUND, LP

By:	/s/ Mark Gottlieb

Name:	Mark Gottlieb
Title:	CCO

Address for Notice:

Visium Asset Management, LLC 950 Third Avenue New York, New York 10022